Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

December 28, 2018

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as special counsel to Cadence Bancorporation, a Delaware corporation (“Cadence”), in connection with the preparation and filing of Cadence’s (1) Registration Statement on Form S-4 (the “Initial Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to shares of Cadence’s Class A common stock, par value $0.01 per share (the “Cadence Shares”), to be issued by Cadence pursuant to the terms of the Agreement and Plan of Merger, dated as of May 11, 2018, by and between Cadence and State Bank Financial Corporation, a Georgia corporation (the “Merger Agreement”), and (2) Registration Statement on Form S-4 (the “462(b) Registration Statement” and together with the Initial Registration Statement, the “Registration Statements”) filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, relating to up to an additional 4,310,000 shares of Cadence’s Class A common stock, par value $0.01 per share (the “Additional Shares”), to be issued by Cadence pursuant to the terms of the Merger Agreement. The 462(b) Registration Statement incorporates by reference the Initial Registration Statement that was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on July 24, 2018.

For purposes of giving this opinion, we have examined the Registration Statements, the Merger Agreement, Cadence’s Certificate of Incorporation, as amended and restated, and Cadence’s Bylaws, as amended and restated. Also, we have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of Cadence and certificates or comparable documents of public officials and of officers and representatives of Cadence.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Additional Shares to be issued by Cadence pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Additional Shares have been issued in the manner contemplated by and upon the terms and conditions set forth in the Merger Agreement, such Additional Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York. Cadence is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the 462(b) Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz